UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2023

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 S. Hoover Blvd., Suite 210
Tampa, Florida 33609
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Note and Warrant Purchase Agreement

On March 6, 2023, Odyssey Marine Exploration, Inc. (“Odyssey”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with an institutional investor pursuant to which Odyssey issued and sold to the investor (a) a promissory note (the “Note”) in the principal amount of up to $14.0 million and (b) a warrant (the “Warrant” and, together with the Note, the “Securities”) to purchase shares of Odyssey’s common stock.

The principal amount outstanding under the Note bears interest at the rate of 11.0% per annum, and interest is payable in cash on a quarterly basis, except that, (a) at Odyssey’s option and upon notice to the holder of the Note, any quarterly interest payment may be satisfied, in lieu of paying such cash interest, by adding an equivalent amount to the principal amount of the Note (“PIK Interest”), and (b) the first quarterly interest payment due under the Note will be satisfied with PIK Interest. The Note provides Odyssey with the right, but not the obligation, upon notice to the holder of the Note to redeem (x) at any time before the first anniversary of the issuance of the Note, all or any portion of the indebtedness outstanding under the Note (together with all accrued and unpaid interest, including PIK Interest) for an amount equal to one hundred twenty percent (120%) of the outstanding principal amount so being redeemed, and (y) at any time on or after the first anniversary of the issuance of the Note, all or any portion of the indebtedness outstanding under the Note (together with all accrued and unpaid interest, including PIK Interest). Unless the Note is sooner redeemed at Odyssey’s option, all indebtedness under the Note is due and payable on September 6, 2024. Under the terms of the Purchase Agreement, Odyssey agreed to use the proceeds of the sale of the Securities to fund Odyssey’s obligations under the Termination Agreement (as defined below), to pay legal fees and costs related to Odyssey’s NAFTA arbitration against the United Mexican States, to pay fees and expenses related to the transactions contemplated by the Purchase Agreement, and for working capital and other general corporate expenditures. Odyssey’s obligations under Note are secured by a security interest in substantially all of Odyssey’s assets (subject to limited stated exclusions).

Under the terms of the Warrant, the holder has the right for a period of three years after issuance to purchase up to 3,703,704 shares of Odyssey’s common stock at an exercise price of $3.78 per share, which represents 120.0% of the official closing price of Odyssey’s common stock on the NASDAQ Capital Market immediately preceding the signing of the Purchase Agreement, upon delivery of a notice of exercise to Odyssey. Upon exercise of the Warrant, Odyssey has the option to either (a) deliver the shares of common stock issuable upon exercise or (b) pay to the holder an amount equal to the difference between (i) the aggregate exercise price payable under the notice of exercise and (ii) the product of (A) the number of shares of common stock indicated in the notice of exercise multiplied by (B) the arithmetic average of the daily volume-weighted average price of the common stock on the NASDAQ Capital Market for the five consecutive trading days ending on, and including, the trading day immediately prior to the date of the notice of exercise. The warrant provides for customary adjustments to the exercise price and the number of shares of common stock issuable upon exercise in the event of a stock split, recapitalization, reclassification, combination or exchange of shares, separation, reorganization, liquidation, or the like.

In connection with the execution and delivery of the Purchase Agreement, Odyssey entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which Odyssey agreed to register the offer and sale of the shares (the “Exercise Shares”) of Odyssey common stock issuable upon exercise of the Warrant. Pursuant to the Registration Rights Agreement, Odyssey agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of the Exercise Shares and to use its reasonable best efforts to have the registration statement declared effective by the SEC as soon as practicable thereafter, subject to stated deadlines.

The Purchase Agreement, the Note, the Warrant, and the Registration Rights Agreement also include representations and warranties, covenants, conditions, and other provisions customary for comparable transactions.

The foregoing descriptions of the Purchase Agreement, the Note, the Warrant, and the Registration Rights Agreement are summaries and do not purport to be complete descriptions of all of the terms of such documents and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively.

Settlement, Release and Termination Agreement

On March 3, 2023, Odyssey, Altos Hornos de México, S.A.B. de C.V. (“AHMSA”), Minera del Norte S.A. de C.V. (“MINOSA”), and Phosphate One LLC (“Phosphate One” and together with AHMSA and MINOSA, the “AHMSA Parties”) entered into Settlement, Release and Termination Agreement (the “Termination Agreement”). MINOSA is a subsidiary of AHMSA. As previously reported, (a) on March 11, 2015, Odyssey, Phosphate One, and MINOSA entered into a Securities Purchase Agreement (as thereafter amended, the “SPA”), (b) in conjunction with the SPA, a subsidiary of Odyssey issued and sold to MINOSA a promissory note (as amended, the “SPA Note”) in the principal amount of $14.75 million, and (c) on August 10, 2017, Odyssey, a subsidiary of Odyssey, and MINOSA entered into a Note Purchase Agreement (as amended, the “Minosa Purchase Agreement”) pursuant to which the Odyssey subsidiary issued a secured convertible promissory note (as amended, the “Minosa Note” and, together with the SPA Note, the “MINOSA Notes”) in the principal amount of $5.0 million. To secure the obligations under the MINOSA Notes, Odyssey and certain of its affiliates entered into pledge agreements (as amended, the “Pledge Agreements”) with MINOSA and an affiliate of MINOSA.

Pursuant to the Termination Agreement:

•	Odyssey agreed to pay AHMSA $9.0 million (the “Termination Payment”) in cash on or before March 6, 2023;

•	the parties agreed that, concurrently with the payment of the Termination Payment, a portion of the MINOSA Notes would be deemed automatically converted into 304,879 shares of Odyssey’s common stock;

•	the MINOSA Notes, the Minosa Purchase Agreement, and the Pledge Agreements were terminated;

•	the SPA was terminated;

•

each of the AHMSA Parties, on the one hand, and Odyssey, on the other, agreed to release the other parties and their respective affiliates, equity holders, beneficiaries, successors and assigns (the “Releases Parties”) from any and all claims, demands, damages, actions, causes of action or liabilities of any kind or nature whatsoever under the SPA, the MINOSA Notes, the Minosa Purchase Agreement, or the Pledge Agreements (the “Released Matters”); and

•	each of the AHMSA Parties, on the one hand, and Odyssey, on the other, agreed not to make any claims against any of the Released Parties related to the Released Matters.

The transactions contemplated by the Termination Agreement were completed on March 6, 2023.

The Termination Agreement also includes representations and warranties, covenants, conditions, and other provisions customary for comparable transactions.

The foregoing description of the Termination Agreement is a summary and does not purport to be a complete description of all of the terms of such document and is qualified in its entirety by reference to such document, which is attached hereto as Exhibits 10.5.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

10.1	Note and Warrant Purchase Agreement dated March 6, 2023.

10.2	Promissory Note dated March 6, 2023.

10.3	Warrant to Purchase Common Stock dated March 6, 2023.

10.4	Registration Rights Agreement dated March 6, 2023.

10.5	Settlement, Release and Termination Agreement dated March 3, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: March 9, 2023	By:	/s/ Christopher E. Jones
Christopher E. Jones
Chief Financial Officer